UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2013

Date of Report (Date of earliest event reported)

OLIE, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54909

 (Commission File Number)

33-1220056

 (IRS Employer Identification No.)

300-838 HASTINGS STREET VANCOUVER, BC V6C0A6

     (Address of Principal Executive Offices and Zip Code)

(604) 828-9999

 (Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) [___]

Section 8 – Other Events

Item 8.01: other Events.

Olie, Inc. OTCQB symbol “OLIE” (the “Company” or “OLIE”), is announcing that the Company has engaged in certain funding activities as a result of the Letter Agreement dated December 9, 2012 between Robert Gardner & Associates (the “Gardner Group”) and EnCanSol Capital Corporation (“EnCanSol”).  At the direction of the Company and in cooperation with EnCanSol principals, approximately two hundred thousand dollars ($200,000.00) have been delivered by wire transfer to EnCanSol designees.

These wire transfers have occurred as follows:

(1)

On February 6, 2013, - $100,000 (CAD) were wired from the Gardner Group to Nova Scotia Business, Inc. (“NSBI”), an agency of the Nova Scotia government.  The purpose of this wire was to assist with the acquisition of Pure Energy Solutions, Inc. (“PES”) by EnCanSol.  These funds were applied as partial payment toward a debt obligation owed by PES to NSBI, which debt matures on March 31, 2013, after which there is a default and the debt becomes subject to sale.  OLIE continues to seek funding to satisfy the PES debt to NSBI and thereby retain the property for EnCanSol and PES.

(2)

On March 8, 2013, - $50,000 (USD) were wired from the Gardner Group to Ireland Stapleton Pryor & Pascoe, P.C. (counsel for EnCanSol) to pay attorneys’ fees in connection with the acquisition of PES by EnCanSol.

(3)

On March 8, 2013, - the equivalent of $50,000 (CAD) in US Dollars were wired from the Gardner Group to PES affiliate, Pure Energy Visions, Inc., to provide working capital for the manufacturing plant currently operated by EnCanSol and PES.

All funds identified above were delivered to EnCanSol designees by the Gardner Group at the direction and for the benefit of OLIE.  This activity has occurred in furtherance of the Letter Agreement with EnCanSol and the transactions contemplated thereby and, in cooperation with the management of EnCanSol, including the ultimate acquisition of EnCanSol assets by OLIE.

RISKS

OLIE recognizes that there are several risks associated with the EnCanSol transaction. Among those risks are that there is no guarantee that OLIE or any other entity will be able to provide additional funding to satisfy the debt to NSBI. Under such circumstances, the debt will go into default on April 1, 2013. In the event of default, it may not be possible to negotiate any resolution with NSBI that would allow the property to be retained for EnCanSol and PES.  The transaction also is subject to general business risks associated with any smaller reporting company attempting to acquire a foreign private, non-reporting entity.

Olie, Inc. Safe Harbor Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIE, INC.

By:/s/:  Robert Gardner

Robert Gardner, Chief Executive Officer

DATED:  March 28, 2013

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